KUMARAN HOLDING LLC

FINANCIAL STATEMENTS

October 19, 2012

KUMARAN HOLDING LLC

TABLE OF CONTENTS

PAGE (S)

Report of Independent Registered Public Accounting Firm

3

Balance Sheet as of October 19, 2012

4

Notes to the Financial Statements

5-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of

Kumaran Holding LLC

Norman, Oklahoma

We have audited the accompanying balance sheet of Kumaran Holding LLC as of October 19, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of Kumaran Holding LLC’s control over financial reporting as of October 19, 2012, and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the balance sheet of Kumaran Holding LLC as of October 19, 2012 in conformity with accounting principles generally accepted in the United States of America.

The Hall Group, CPAs

Dallas, Texas

January 17, 2013

KURAMAN HOLDING LLC

BALANCE SHEET

AS OF OCTOBER 19, 2012

October 19, 2012

Current Assets:
Cash and Cash Equivalents	$0
Total Current Assets	0

Film Costs:
Yellow	14,488,602
Storage 24	5,500,000
Less: Accumulated Amortization & Impairment	0
Total Fixed Assets	19,988,602

Total Assets	$19,988,602

Current Liabilities:
Settlement Payable	$385,000
Notes Payable	4,048,572
Participations Payable	3,440,000
Total Current Liabilities	7,873,572

Total Liabilities (All Current)	7,873,572
Members’ Equity: Membership Units 13,050,000 Issued and Outstanding 21,400,000 Units Subscribed	12,115,030 214,000
Receivable for Membership Units	(214,000)

Total Liabilities and Members’ Equity	$19,988,602

The Accompanying Notes are an Integral Part of these Financial Statements.

KUMARAN HOLDING LLC

NOTES TO THE FINANCIAL STATEMENTS

KUMARAN HOLDING LLC

NOTES TO THE FINANCIAL STATEMENTS

OCTOBER 19, 2012

NOTE 1 – NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Activities, History and Organization:

Kumaran Holding LLC (“Kumaran” or “the Company”) is a Limited Liability Oklahoma corporation that was founded on October 16, 2012, for the acquisition and exploitation of theatrical quality motion pictures on a global basis.  The founder of the Company, Manu Kumaran, has personally produced over nineteen films in five continents.

The Company's first film rights acquisition, “Storage 24”, was filmed and produced in the United Kingdom.  “Storage 24” is being distributed globally, and was world premiered in London by Universal Studios.  The rights to “Storage 24” were acquired by the Company from Medient Unstoppable Limited, a UK limited liability company on October 19, 2012.     “Storage 24” had its theatrical and digital release in the United States in January 2013.

The Company's second film rights acquisition, "Yellow," was written and directed by Nick Cassavettes.  "Yellow" was filmed in the United States, and the film world premiered at the Toronto Film Festival on September 8, 2012. The rights to “Yellow” were acquired by the Company from Yellow Productions, LLC, an Oklahoma limited liability company on October 19, 2012.

On November 26, 2012, Kumaran Holdings was acquired by Medient Studios, Inc., a publicly traded film and entertainment production company.   The Company is now a wholly owned subsidiary of Medient and will be presented in the consolidated financial statements going forward.

Significant Accounting Policies:

The Company’s management selects accounting principles generally accepted in the United States of America and adopts methods for their application. The application of accounting principles requires the estimating, matching and timing of revenue and expense. It is also necessary for management to determine, measure and allocate resources and obligations within the financial process according to those principles. The accounting policies used conform to generally accepted accounting principles which have been consistently applied in the preparation of these financial statements.

The financial statements and notes are representations of the Company’s management which is responsible for their integrity and objectivity. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Basis of Presentation:

The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States.

Use of Estimates:

In order to prepare financial statement in conformity with accounting principles generally accepted in the United States, management must make estimates, judgments and assumptions that affect the amounts reported in the financial statements and determines whether contingent assets and liabilities, if any, are disclosed in the financial statements.  The ultimate resolution of issues requiring these estimates and assumptions could differ significantly from resolution currently anticipated by management and on which the financial statements are based.   The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs of its films which are used in the amortization and impairment of film costs and income taxes.    Accordingly, actual results could differ from those estimates.

Recently Issued Accounting Pronouncements:

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Revenue Recognition:

The Company recognizes revenue from the sale or licensing arrangement of a film in accordance with ASC 605-15 “Revenue Recognition”. Revenue will be recognized only when all of the following criteria have been met:

•	Persuasive evidence of a sale or licensing arrangement with a customer exists.
•	The film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery.

•	The license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale.
•	The arrangement fee is fixed or determinable.

•	Collection of the arrangement fee is reasonably assured.

A written contract with a distributor indicating the film name, territory and period is required for the recognition of revenue.  Revenue is recognized when the performance criteria in the contracts have been met.

Income Taxes:

The Company is a limited liability corporation and as such, income taxes flow through to the individual shareholders, therefore, no accrual of taxes is included in these financial statements.

Film Costs:

The Company has acquired two completed films:  “Yellow” and “Storage 24”.    “Yellow” is scheduled to be released in the United States during the first quarter of 2013.   “Storage 24” was released in Europe in 2012 and is planned to be released in the United States in March 2013.  The Company has entered into agreements to sell or distribute both films.

Film costs include the unamortized costs of the films that were acquired by the Company.   The films will be amortized using the individual film forecast method, and the costs are amortized pro-rata for the current period’s revenue over management’s estimate of ultimate revenue.    The Company will begin amortizing the films once revenue is being generated, which is anticipated to be in the first quarter of 2013.

Film costs are presented as the lower of amortized cost or estimated fair value.    Each film will be reviewed quarterly and if circumstances indicate that the fair value of the film (calculated as the discounted future cash flows from the film) is less than its unamortized cost, then impairment will be recorded. Estimates of future revenue are based on the best information currently available, but do involve uncertainty, and it is possible that reductions in the carrying value of the film assets may be required as a result of changes in circumstances that affect the revenue estimates for the future.

Impairment of Long Lived Assets:

The Company evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the discounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.   As of October 19, 2012, no indications of impairment existed.

Fair Value Measurements:

ASC Topic 820, “Fair Value Measurements and Disclosures”, defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair value of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Company’s credit worthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Derivative Instruments:

The Company’s policy is to not use derivative or hedging financial instruments for trading or speculative purposes.

NOTE 2 – MATERIAL AGREEMENTS

The Company was assigned agreements with Universal Pictures Visual Programming Limited to distribute the film “Storage 24” for a period of 25 years commencing on the date of the firm release of the film via any media by Universal.    The territories covered by this agreement are the United Kingdom and Eire, Australasia (as defined), Germany, Austria, and German speaking Switzerland and Benelux (consisting of Belgium, Netherlands and Luxembourg).    The agreement outlines the royalty payments, which vary based on the type of distribution (internet streaming, free television, pay television, etc) and range from 20% to 50% of net receipts.

Other distribution agreements with similar terms have been entered into for other territories, including the United States and other international territories.

NOTE 3 – FILM COSTS

The Company has acquired two completed films:  “Yellow” and “Storage 24”.    “Yellow” is scheduled to be released in the United States during the first quarter of 2013.    “Storage 24” was released in Europe in 2012 and is planned to be released in the United States in early 2013.  The Company has entered into agreements to sell or distribute both films.

The following presents the allocation of the purchase price of each of the films:

October 19, 2012
Yellow	$14,488,602
Storage 24	5,500,000
Less: Accumulated Amortization & Impairment	-
Total Film Costs	$19,988,602

Film costs include the unamortized costs of the films that were acquired by the Company.   The films will be amortized using the individual film forecast method, and the costs are amortized pro-rata for the current period’s revenue over management’s estimate of ultimate revenue.    The Company will begin amortizing the films once revenue is being generated, which is anticipated to be in the first quarter of 2013.

Film costs are presented as the lower of amortized cost or estimated fair value.    Each film will be reviewed quarterly and if circumstances indicate that the fair value of the film (calculated as the discounted future cash flows from the film) is less than its unamortized cost, then impairment will be recorded. Estimates of future revenue are based on the best information currently available, but do involve uncertainty, and it is possible that reductions in the carrying value of the film assets may be required as a result of changes in circumstances that affect the revenue estimates for the future.

The Company evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the discounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.   As of October 19, 2012, no indications of impairment existed.

NOTE 4 – SETTLEMENT PAYABLE

The Company assumed a $385,000 settlement payable which was filed against Yellow Productions prior to the acquisition of the rights to “Yellow” by the Company.    The settlement is payable upon demand.

NOTE 5 – NOTES PAYABLE & PARTICIPATIONS

The Company has assumed certain debt in the acquisition of the film assets, as discussed in Note 1.   The following presents the notes payable and participations outstanding as of October 19, 2012:

Lender	Date of Loan	Due Date	Original Principal Amount	Interest Rate	Assumed Balance 10/19/2012	Film
Notes Payable:
Pankaj Rajani	9/22/2011	12/31/2011	1,300,000	12%	$1,300,000	Storage 24
Prime Focus London	1/31/2012	1/31/2015	1,000,000	Not Stated	1,000,000	Storage 24
A Mark Entertainment	9/13/2011	8/31/2012	1,000,000	12%	1,148,572	Yellow	3% participation
Derreck Lee	5/1/2011	Post Release	500,000	None	600,000	Yellow	Tier one equity investment plus 50% of pro rated profits after all other debt & equity paid
					$4,048,572
Participations:
Tommee May	5/18/2011	Post Release	150,000	20% Coupon	$ 180,000	Yellow	Repaid ahead of Tier 1 investors but after production loans
Indion Group	4/27/2012	Post Release	4,566,130	20% fees rolled into principal	600,000	Yellow	8% participation & Collateralized by Tax Credits, as of assumption by Kumaran tax credits had been collected & applied, therefore only $620,000 assumed
Pankaj Rajani	8/14/2011	Post Release	8,600,000	20% Premium for life of loan	660,000	Yellow	Part of 8.6M Investment Agreement. Multi-Tier arrangement partially repaid by previous tax credits
Circle West		Post Release	$2,000,000	20% Premium for life of loan	$2,000,000	Storage 24	Tier one equity investment will be repaid 120% of equity after sales fees & expenses and productions loans plus 50% of pro rated profits after all other debt & equity paid
					$3,440,000

Mr. Pankaj Rajani, a media investor, made a loan of $1,300,000 towards the production cost of the film “Storage 24”.  This liability was assumed by the Company upon the acquisition of the rights in “Storage 24”, as of October 18, 2012.

Prime Focus is a multi-national visual effects and post production company.  The London division of Prime Focus provided $1,000,000 of services towards the production cost of “Storage 24”.   This liability was assumed by the Company upon the acquisition of the rights in “Storage 24”, as of October 18, 2012.

A-Mark Entertainment is a media investment company.  It made a loan of $1,000,000, which has accumulated $200,000 of interest, towards the production cost of the film “Yellow”. In addition to repayment of principal and interest, A-Mark Entertainment shall receive a three percent participation in “Yellow”.   This liability was assumed by the Company upon the acquisition of the rights in “Yellow” as of October 18, 2012.

Mr. Derreck Lee, a media investor made a loan of $500,000, which has accumulated $160,000 of interest, towards the production cost of “Yellow”.  In addition to repayment of principal and interest, Mr. Lee shall receive profit participation in the film after all other debts and equity investors in the film are paid in full.  This liability was assumed by the Company upon the acquisition of the rights in “Yellow” as of October 18, 2012.

As of October 19, 2012, as the films have not yet been released, it cannot be reasonably estimated as to how much, if any, may be paid out under the participation agreements and therefore, nothing has been accrued, as of October 18, 2012.

NOTE 6 - EQUITY

The Company has committed to issue 34,450,000 membership units to the Company founder, management and for the acquisition of the film assets.  As of October 19, 2012, there were 13,050,000 units outstanding, which were issued to acquire film assets, and the remaining will be issued to management and employees pursuant to subscription agreements.    These subscription agreements had not been paid as of October 19, 2012 and therefore, are reflected as a reduction of equity.

NOTE 7 – EMPLOYEE BENEFIT PLANS

As of October 19, 2012, there were no qualified or non-qualified employee pension, profit sharing, stock option, or other plans authorized for any class of employees.

NOTE 8 - FARI VALUE OF FINANCIAL INTSTRUMENTS

In September 2006, the guidance for fair value measurements and disclosure was updated to define fair value, establish a framework for measuring fair value, and expand disclosures about fair value measurements.  This guidance does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements.  The provisions of the updated guidance were adopted January 1, 2008.  In February 2008, the FASB staff issued an update to the guidance which delayed the effective date for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The Company adopted the updated guidance for the Company’s nonfinancial assets and liabilities measured at fair value on a nonrecurring basis on January 1, 2009.   The adoption of updated guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In October 2008, the guidance was further updated to provide guidance on how the fair value of a financial asset is to be determined when the market for that financial asset is inactive.  The guidance states that determining fair value in an inactive market depends on the facts and circumstances, requires the use of significant judgment and, in some cases, observable inputs may require significant adjustment based on unobservable data. Regardless of the valuation technique used, an entity must include appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when determining fair value of an asset in an inactive market.  The guidance was effective upon issuance.  The Company has incorporated the principles of updated guidance in determining the fair value of financial assets when the market for those assets is not active.

In April 2009, the guidance was further updated to provide additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying circumstances that indicate when a transaction is not orderly.  The provisions of this updated guidance were adopted April 1, 2009.  The adoption of the guidance did not have an impact on the Company’s fair value measurements.

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers.

The Company had no financial assets or liabilities as of October 19, 2012.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

As presented in Note 5, the Company has entered into participation agreements in which the Company will pay the participation holders a portion of the proceeds from films after all debt has been repaid.    As of October 19, 2012, as the films have not yet been released, it cannot be reasonably estimated as to how much, if any, may be paid out under these agreements, and therefore, nothing has been accrued.

NOTE 10 – RELATED PARTY TRANSACTIONS

The Company acquired the rights to the film, “Yellow” from Yellow Productions, LLC, an entity that was wholly owned by a shareholder who owns approximately 29% of the Company.

NOTE 11 – SUBSEQUENT EVENTS

The Company was acquired by Medient Studios, Inc. as of November 26, 2012.     Medient’s significant shareholder owns approximately 29% of the outstanding membership of the Company.

No other reportable subsequent events were noted.